As filed with the Securities and Exchange Commission on May 26, 2009, Registration No. 333-130164

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cox Radio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	58-2112281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia (Address of Principal Executive Offices)	30328 (Zip Code)

COX RADIO, INC.
LONG-TERM INCENTIVE PLAN
(Full title of plan)

Thomas D. Twedt
DOW LOHNES PLLC
1200 New Hampshire Avenue, N.W.
Suite 800
Washington, D.C. 20036
(Name and Address of agent for service)
Telephone number of agent for service:
(202) 776-2000

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION
     This post-effective amendment deregisters all shares of our Class A common stock, par value $0.33 per share, registered for issuance under the registration statement on Form S-8 (File No. 333-130164) (the “Registration Statement”) that remain unissued. The Registration Statement related to the shares of Class A common stock issuable to eligible employees pursuant to the Cox Radio, Inc. Long-Term Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 26th day of May 2009.

COX RADIO, INC.
By:	/s/ Robert F. Neil
Robert F. Neil
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert F. Neil Robert F. Neil	President and Chief Executive Officer, Director (principal executive officer)	May 26, 2009

/s/ Charles L. Odom Charles L. Odom	Chief Financial Officer (principal financial and principal accounting officer)	May 26, 2009

/s/ Juanita P. Baranco Juanita P. Baranco	Director	May 26, 2009

/s/ G. Dennis Berry G. Dennis Berry	Director	May 25, 2009

/s/ Jimmy W. Hayes Jimmy W. Hayes	Director	May 26, 2009

/s/ Nick W. Evans, Jr. Nick W. Evans, Jr.	Director	May 26, 2009

/s/ Marc W. Morgan Marc W. Morgan	Director	May 26, 2009

/s/ Nicholas D. Trigony Nicholas D. Trigony	Director	May 26, 2009